As filed with the Securities and Exchange Commission on March 22, 2004 Registration No. 000-22968

                             UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                               FORM S-8

                  REGISTRATION STATEMENT UNDER THE
                      SECURITIES ACT OF 1933

               Indigenous Global Development Corporation
                    (formerly Focal Corporation)
                (Exact name of registrant as specified
                               in its charter)
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
Utah                                         870363789
(State or other jurisdiction of           (I.R.S. Employer
incorporation or organization             Identification No.)

   100 Bust St., Suite 600
   San Francisco, CA                             94104
(Address of principal executive offices)      (Zip Code)
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                2004 Non-Statutory Stock Option Plan
                      (Full title of the plan)

                          Leonard Deni
                     100 Bush St., Suite 600
                   San Francisco, CA 94104
             (Name and address of agent for service)

                         415-283-4757
          (Telephone number, including area code,
                     of agent for service)

CALCULATION OF REGISTRATION FEE
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                      Proposed maximum   Proposed maximum    Aggregate
Title of securities    amount to be       offering price      offering  Registration
to be registered       registered          per share           price        fee (1)
Common Stock (2)        5,000,000            $.10            $500,000      $63.35
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(1)  The fee with respect to these shares has been calculated pursuant to Rule 457 of Regulation C under the Securities Act of 1933, as amended, and based upon the average of the bid and asked price per share of the Registrant's Common Stock on a date within five (5) days prior to the date of filing of this Registration Statement, as reported on the National Association of Securities Dealers, Inc.'s Electronic
Bulletin Board.
(2)  To be issued, at the sole discretion of Indigenous, as shares granted to and to be granted, under the 2004 Plan.

                         PART I

      INFORMATION REQUIRED IN THE PROSPECTUS


The document(s) containing the information concerning the 2004 Plan, effective as of February 24, 2004, required by Item 1 of Form S-8 under the Securities Exchange Act of 1934, as amended, and the statement of availability of registrant information, employee benefit plan, annual reports and other information required by Item 2 of Form S-8 will be
sent or given to participants as specified by Rule 428.   In accordance
with Rule 428 and the requirements of Part I of Form S-8, these documents are not being filed with the Securities and Exchange Commission either as part of this registration statement on Form S-8 or as prospectuses or prospectus supplements pursuant to Rule 424.

Indigenous, a Utah corporation, shall maintain a file of such documents
in accordance with the provisions of Rule 428.   Upon request,
Indigenous shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

                    PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The content of Indigenous' Annual Report on Form 10-KSB for the year ended June 30, 2003, and Quarterly Report on Form 10-QSB for the quarterly period ended December 31, 2003 are incorporated by reference into this registration statement.

All documents filed by Indigenous with the Commission pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing
of such documents.   Any statement contained in a document incorporated
or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Indigenous will provide without charge to each person to whom a copy of this registration statement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference into this registration statement, other than certain exhibits to such documents. Requests for such copies shall be directed to Barry I. Bennett, 2002 Plan Administrator and director of Indigenous, at (403) 264-6300.


ITEM 4. DESCRIPTION OF SECURITIES.

         Not Applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

In accordance with the Utah statutes, as amended, a corporation may indemnify a director, officer, employee or agent of the corporation against expenses, including attorneys' fees, judgments, fine and amounts paid in settlement actually and reasonably incurred by such person in connection with any suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to criminal actions or proceedings, was not unlawful.

The certificate of incorporation and bylaws of Indigenous authorize the indemnification of all officers and directors and agents of Indigenous. Indigenous presently does not have officers and directors insurance, although when it becomes commercially available at a reasonable cost, it is expected that it will be purchased.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8. EXHIBITS.
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Exhibit Number             Description
--------------             -----------
3.1      Articles of Incorporation of IGDC (formally, Focal
Corporation), a Utah Corporation(2)

3.2      By-Laws of IGDC (formally, Focal Corporation)(2)

5        Opinion of Counsel, Jody M. Walker, Attorney At Law (1)

10       Indigenous Corporation 2004 Professional/Employee/Consultant
Stock Compensation Plan adopted by Indigenous on February 24, 2004(1)

23.1     Consent of /s/Stonefield Josephson, Inc., Certified Public
Accountants(1)

23.2     Consent of Jody M. Walker, Attorney At Law(3)
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(1)      Included in this filing.
(2)      Previously filed with the Commission.
(3)      Included in Exhibit 5.1.


ITEM 9. UNDERTAKINGS.

         Indigenous hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3)of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section

13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of Indigenous pursuant to the foregoing provisions, or otherwise, Indigenous has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Indigenous of expenses incurred or paid by a director, officer, or controlling person of Indigenous in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, Indigenous will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Indigenous certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, California, on the 22nd day of March 2004.

INDIGENOUS GLOBAL DEVELOPMENT CORPORATION

By: /s/Leonard Deni
----------------------------------------
Leonard Deni, President and CEO

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
/s/ Leonard Deni          Chairman, Chief Executive Officer         Date: 3/22/04
------------------------     and Chief Financial Officer
    Leonard Deni             (principal executive officer and
                             principal financial officer)

/s/ Koji Homma               Director and Secretary                 Date: 3/22/04
------------------------
    Koji Homma
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